Exhibit 99.1

PMC-Sierra Reports First Quarter 2003 Earnings Results

    SANTA CLARA, Calif.--(BUSINESS WIRE)--April 17, 2003--PMC-Sierra(TM), Inc. (Nasdaq:PMCS) today reported results for the first quarter of 2003. The Company's net revenues in the first quarter of 2003 were $55.4 million compared to $52.6 million in the fourth quarter of 2002 and $51.4 million in the same period one year ago.
    Non-GAAP (formerly reported as pro forma) net loss in the first quarter of 2003 was $6.9 million (non-GAAP net loss per share of $0.04) compared to non-GAAP net loss of $10.4 million (non-GAAP net loss per share of $0.06) in the prior quarter. GAAP net loss in the first quarter of 2003 was $11.5 million (GAAP net loss per share of $0.07). This compares with GAAP net loss of $30.5 million in the fourth quarter of 2002 (GAAP net loss per share of $0.18).
    Non-GAAP net loss in the first quarter of 2003 excludes the following items: (i) a $6.6 million charge related to the restructuring announced by the Company on January 16, 2003; (ii) a gain on sale of other investments of $0.5 million; (iii) $0.4 million in amortization of deferred stock compensation; and (iv) a $1.9 million income tax effect related to the items mentioned above. For a full reconciliation of GAAP versus non-GAAP net loss for the first quarter of 2003, as well as the first and fourth quarters of 2002, please see the schedule on page 6 of this release.
    "In the past quarter, we continued to improve our operating cost structure and introduced an important new Storage Systems product line. We also expanded our MIPS processor product family and saw our Asian revenues reach a new high as a percentage of quarterly net revenues," said Bob Bailey, CEO and President of PMC-Sierra. "Despite a difficult environment, we are executing on our strategy of product diversification and continued technology leadership."

    New products announced by PMC-Sierra in the first quarter of 2003 were:

    -- PBC 18x2G and PBC 4x2G -- PMC-Sierra introduced two intelligent Fibre Channel Port Bypass Controllers designed for networked storage systems. They deliver extensive system diagnostics and design flexibility as well as high port density and low power consumption. These products leverage the Company's multi-port, multi-Gigabit SERDES and 2G Fibre Channel technologies. The PBC 18x2G and PBC 4x2G allow storage system OEMs to develop intelligent storage subsystems that assist IT managers in maintaining their complex, multi-vendor and mission critical storage networks.

    -- ExposedPad(TM) Packaged MIPS-Based(TM) Processors -- By applying an innovative packaging technology to PMC-Sierra's 5000 and 7000 family of MIPS-based processors, the Company can now offer a seamless method of upgrading from 250 MHz to more than 600 MHz using the same pin-out and footprint. The ExposedPad LQFP package, developed by Amkor Technology, allows customers maximum flexibility in upgrading from our 5200 64-bit processors to the higher performance 7000 64-bit processors with on-chip Level 2 cache. This packaging methodology addresses cost-sensitive enterprise and consumer applications such as laser printers, set-top boxes, personal video recorders and high definition televisions.

    ZTE Corporation selects PMC-Sierra as "Best Global Partner 2002" For the second consecutive year, ZTE Corporation -- China's largest listed telecommunications equipment manufacturer -- has recognized its strong relationship with PMC-Sierra by naming the company as `Best Global Partner 2002'. Qiu Weizhao, vice president of ZTE Corporation, said: "To guarantee continued success and to maintain a leading position in China, it is essential that we partner with suppliers we trust, like PMC-Sierra." The award recognizes PMC-Sierra's commitment and product contribution to ZTE and business potential moving forward.

    First Quarter 2003 Conference Call

    Management will review the first quarter 2003 results and provide guidance for the second quarter of 2003 during a conference call at 2:30 pm Pacific time today. To listen to the call, investors can access an audio webcast via PMC-Sierra's corporate website at http://www.pmc-sierra.com. To listen to the live version of the conference call by telephone, please dial 719/457-2637. A replay will be available after the completion of the call and can be accessed by dialing 719/457-0820 (enter access code: 162754).

    Second Quarter 2003 Release and Conference Call

    PMC-Sierra will be releasing its results for the second quarter on July 17, 2003. A conference call will be held that day to review the quarter and provide an outlook for the third quarter of 2003.

    About PMC-Sierra

    PMC-Sierra is a leading provider of high speed broadband communications and storage semiconductors and MIPS-based processors for Enterprise, Access, Metro Optical Transport, Storage Area Networking and Wireless network equipment. The company offers worldwide technical and sales support, including a network of offices throughout North America, Europe and Asia. PMC-Sierra is included in the S&P 500 Index which consists of 500 stocks chosen for market size, liquidity, and industry group representation. The company is publicly traded on the NASDAQ Stock Market under the PMCS symbol. For more information, visit http://www.pmc-sierra.com.

    (C)Copyright PMC-Sierra, Inc. 2003. All rights reserved.
PMC-Sierra is a trademark of PMC-Sierra, Inc. All other trademarks are the property of the respective owners.

                          PMC-Sierra, Inc.
                  NON-GAAP STATEMENTS OF OPERATIONS
            (in thousands, except for per share amounts)
                             (unaudited)

                                           Three Months Ended
                                  ----------------------------------
                                    Mar 30,     Dec 29,     Mar 31,
                                   2003 (1)    2002 (2)    2002 (3)
Net revenues
 Networking                        $ 55,386   $  52,556   $  46,852
 Non-networking                           -           -       4,590
                                  ---------- ----------- -----------
 Total                               55,386      52,556      51,442

Gross profit $
 Networking                          33,501      31,580      28,934
 Non-networking                           -           -       1,965
                                  ---------- ----------- -----------
 Total                               33,501      31,580      30,899
                                  ---------- ----------- -----------

Gross profit %
 Networking                           60.5%       60.1%       61.8%
 Non-networking                           -           -       42.8%
 Total                                60.5%       60.1%       60.1%

Other costs and expenses:
 Research and development            30,948      33,085      36,234
 Marketing, general and
  administrative                     12,616      13,827      17,111
                                  ---------- ----------- -----------
Non-GAAP loss from operations       (10,063)    (15,332)    (22,446)

Interest and other income, net          548         819       1,421
                                  ---------- ----------- -----------
Non-GAAP loss before recovery
 of income taxes                     (9,515)    (14,513)    (21,025)

Recovery of income taxes             (2,665)     (4,064)     (5,887)
                                  ---------- ----------- -----------
Non-GAAP net loss                  $ (6,850)  $ (10,449)  $ (15,138)
                                  ========== =========== ===========

Non-GAAP net loss per share        $  (0.04)  $   (0.06)  $   (0.09)

Shares used to calculate Non-GAAP
 net loss per share:                171,402     170,594     169,513


Non-GAAP adjustments

The above Non-GAAP amounts have been adjusted to eliminate the following:

(1) $0.4 million amortization of deferred stock compensation, $6.6 million charge for restructuring costs consisting of $6.3 million for workforce reduction and $0.3 million for consolidation of excess facilities, $0.5 million gain on sale of other investments and $1.9 million income tax effect related to these non-GAAP adjustments.

(2) $4.0 million write-down of excess inventory recorded in cost of revenues, $0.5 million amortization of deferred stock compensation, $1.8 million write-down for impairment of property and equipment, $15.3 million write down for impairment of other investments, $0.6 million gain on sale of other investments and $1.0 million income tax effect related to these non-GAAP adjustments.


(3) $1.0 million amortization of deferred stock compensation and $2.4 million gain on sale of other investments.


As a supplement to the Company's consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, the Company provides additional non-GAAP measures for gross profit, loss from operations, net loss and net loss per share in its press release. A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the performance of financial analysis. Management uses these measures internally to evaluate its operating performance and the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

                           PMC-Sierra, Inc.
                Reconciliation of Non-GAAP Adjustments
                            (in thousands)
                              (unaudited)


                                           Three Months Ended
                                    --------------------------------
                                       Mar 30,    Dec 29,    Mar 31,
                                        2003       2002       2002

Non-GAAP net loss                    $ (6,850)  $(10,449)  $(15,138)

Write-down of excess inventory              -     (4,020)         -
Amortization of deferred
 stock compensation                      (412)      (525)      (987)
Impairment of property and equipment        -     (1,824)         -
Restructuring costs:
 Workforce reduction                   (6,384)         -          -
 Excess facility and contract
  settlement costs                       (260)         -          -
Impairment of other investments             -    (15,337)         -
Gain on sale of other investments         531        623      2,445
Income tax effect of above items        1,860      1,041          -
                                    ---------- ---------- ----------
GAAP net loss                        $(11,515)  $(30,491)  $(13,680)
                                    ========== ========== ==========


                          PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (in thousands, except for per share amounts)
                             (unaudited)


                                             Three Months Ended
                                       -----------------------------
                                         Mar 30,   Dec 29,   Mar 31,
                                          2003      2002      2002
Net revenues
 Networking                            $ 55,386  $ 52,556  $ 46,852
 Non-networking                               -         -     4,590
                                       --------- --------- ---------
 Total                                   55,386    52,556    51,442

Cost of revenues                         21,885    24,996    20,543
                                       --------- --------- ---------
 Gross profit                            33,501    27,560    30,899


Other costs and expenses:
 Research and development                30,948    33,085    36,234
 Marketing, general and administrative   12,616    13,827    17,111
 Amortization of deferred
  stock compensation:
   Research and development                 399       507       921
   Marketing, general and
    administrative                           13        18        66
 Impairment of property and equipment         -     1,824         -
 Restructuring costs                      6,644         -         -
                                       --------- --------- ---------
Loss from operations                    (17,119)  (21,701)  (23,433)

Interest and other income, net              548       819     1,421
Gain (loss) on investments                  531   (14,714)    2,445
                                       --------- --------- ---------
Loss before recovery of income taxes    (16,040)  (35,596)  (19,567)

Recovery of income taxes                 (4,525)   (5,105)   (5,887)
                                       --------- --------- ---------
Net loss                               $(11,515) $(30,491) $(13,680)
                                       ========= ========= =========

Net loss per common share
 - basic and diluted                    $ (0.07)  $ (0.18)  $ (0.08)

Shares used in per share calculation
 - basic and diluted                    171,402   170,594   169,513



                          PMC-Sierra, Inc.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                           (in thousands)

                                                Mar 30,     Dec 29,
                                                 2003         2002
                                             (unaudited)
ASSETS:
Current assets:
 Cash and short-term investments              $ 401,053   $ 411,330
 Restricted cash                                  5,287       5,329
 Accounts receivable, net                        15,697      16,621
 Inventories, net                                23,820      26,420
 Deferred tax assets                              1,080       1,083
 Prepaid expenses and other current assets       13,814      15,499
 Short-term deposits for wafer
  fabrication capacity                           17,213           -
                                             ----------- -----------
  Total current assets                          477,964     476,282

Investment in bonds and notes                   146,325     148,894
Other investments and assets                     20,000      21,978
Deposits for wafer fabrication capacity           4,779      21,992
Property and equipment, net                      44,459      51,189
Goodwill and other intangible assets, net         8,097       8,381
                                             ----------- -----------
                                              $ 701,624   $ 728,716
                                             =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
 Accounts payable                              $ 19,081    $ 24,697
 Accrued liabilities                             49,183      53,530
 Income taxes payable                            17,251      21,553
 Accrued restructuring costs                    127,364     129,499
 Deferred income                                 16,200      17,982
                                             ----------- -----------
  Total current liabilities                     229,079     247,261

3.75% Convertible subordinated notes
 due August 15, 2006                            275,000     275,000
Deferred tax liabilities                          1,886       2,764

PMC special shares convertible into 3,146
 (2001 - 3,196) shares of common stock            4,968       5,052

Stockholders' equity
 Capital stock and additional paid in capital   838,678     834,265
 Deferred stock compensation                       (746)     (1,158)
 Accumulated other comprehensive income           2,681       3,939
 Accumulated deficit                           (649,922)   (638,407)
                                             ----------- -----------
  Total stockholders' equity                    190,691     198,639
                                             ----------- -----------
                                              $ 701,624   $ 728,716
                                             =========== ===========


                          PMC-Sierra, Inc.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (in thousands)
                             (unaudited)

                                                 Three Months Ended
                                               ---------------------
                                                  Mar 30,    Mar 31,
                                                   2003       2002

Cash flows from operating activities:
 Net loss                                       $(11,515)  $(13,680)
 Adjustments to reconcile net loss to net cash
 used in operating activities:
  Depreciation of property and equipment           8,023     10,744
  Amortization of other intangibles                  284        285
  Amortization of deferred stock compensation        412        987
  Amortization of debt issuance costs                391        391
  Gain on sale of investments and other assets (518) (2,445) Changes in operating assets and liabilities:
   Accounts receivable                               924        450
   Inventories                                     2,600      2,661
   Prepaid expenses and other current assets       1,685     (5,005)
   Accounts payable and accrued liabilities       (9,963)     1,139
   Income taxes payable                           (4,302)    (5,003)
   Accrued restructuring costs                    (2,135)   (10,044)
   Deferred income                                (1,782)    (1,828)
                                               ---------- ----------
    Net cash used in operating activities        (15,896)   (21,348)
                                               ---------- ----------

Cash flows from investing activities:
 Change in restricted cash                            42          -
 Purchases of short-term investments             (67,045)    (5,439)
 Proceeds from sales and maturities of
  short-term investments                         135,590     47,416
 Purchases of long-term bonds and notes          (29,073)   (38,803)
 Proceeds from sales and maturities of
  long-term bonds and notes                       42,240          -
 Purchases of other investments                     (700)      (492)
 Proceeds from sales of other investments            676      4,274
 Purchases of property and equipment              (1,307)      (531)
                                               ---------- ----------
    Net cash provided by investing activities     80,423      6,425
                                               ---------- ----------

Cash flows from financing activities:
 Repayment of capital leases and long-term debt        -       (108)
 Proceeds from issuance of common stock            4,329      5,049
                                               ---------- ----------
    Net cash provided by financing activities      4,329      4,941
                                               ---------- ----------

Net increase (decrease) in cash
 and cash equivalents                             68,856     (9,982)
Cash and cash equivalents,
 beginning of the period                          70,504    152,120
                                               ---------- ----------
Cash and cash equivalents,
 end of the period                              $139,360   $142,138
                                               ========== ==========

    CONTACT: PMC-Sierra
             Alan Krock, 408/988-1204
             alan_krock@pmc-sierra.com
             or
             David Climie, 408/988 8276 (Investor Relations) david_climie@pmc-sierra.com or
             Susan Shaw, 408/988-8515 (Public Relations) susan_shaw@pmc-sierra.com